EXHIBIT 4.39
                                                                    ------------


                            SECOND AMENDING AGREEMENT


THIS AGREEMENT dated as of July 31, 2002.

BETWEEN:

         NEXEN INC., a corporation subsisting under the laws of Canada (hereinafter referred to as the "BORROWER"),

                                                              OF THE FIRST PART,

                                     - and -

         THE FINANCIAL INSTITUTIONS SET FORTH ON THE SIGNATURE PAGE HEREOF UNDER THE HEADING "LENDERS:" (hereinafter collectively referred to as the "LENDERS" and sometimes individually referred to as a "LENDER"),

                                                             OF THE SECOND PART,

                                     - and -

         THE TORONTO-DOMINION BANK, a Canadian chartered bank, as agent of the Lenders (hereinafter referred to as the "AGENT"),

                                                              OF THE THIRD PART.


         WHEREAS the parties hereto entered into the Credit Agreement;

         AND WHEREAS the parties hereto have agreed to amend and supplement certain provisions of the Credit Agreement as set out herein;

         AND WHEREAS the Lenders have agreed that the Agent execute this Agreement on their behalf;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:


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1.       INTERPRETATION

1.1 In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:

         "AGREEMENT" means this agreement, as amended, modified, supplemented or restated from time to time; and

         "CREDIT AGREEMENT" means the Restated Credit Agreement among the parties hereto originally made as of December 29, 1988 and amended and restated as of November 17, 2000, as amended by the First Amending Agreement made as of August 1, 2001 and as otherwise amended, supplemented, modified or restated from time to time.

1.2 Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.

1.3 The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto.

1.4 This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and federal laws of Canada applicable therein.

2.       AMENDMENTS

2.1      The Credit Agreement is hereby amended as follows:

         (a) the definition of "Maturity Date" in Section 1.1 is hereby amended by deleting the word "fifth" in the second line and substituting therefor the word "fourth"; and

         (b)      Clause (a) of Section 2.17 is amended as follows:

                  (i) by deleting the number "6" in the second line and substituting therefor the number "5"; and

                  (ii) by deleting the number "5" in the tenth line and substituting therefor the number "4".


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3.       REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants as follows to each Lender and the Agent and acknowledges and confirms that each Lender and the Agent is relying upon such representations and warranties:

         (a)      Capacity, Power and Authority

                  (i) The Borrower is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation or creation and has all the requisite corporate capacity, power and authority to carry on its business as presently conducted and to own its property; and

                  (ii) The Borrower has the requisite corporate capacity, power and authority to execute and deliver this Agreement.

         (b)      Authorization; Execution; Enforceability

                  The Borrower has taken or caused to be taken all necessary action to authorize, and has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other laws of general application affecting the enforcement of creditors rights generally and to the equitable and statutory powers of the courts having jurisdiction with respect thereto.

                  The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by the Agent, the Lenders or Lenders' counsel. Such representations and warranties shall survive until the Credit Agreement has been terminated.

4.       MATURITY DATE

         The parties hereto confirm that the Maturity Date shall continue to be July 31, 2007.

5.       CONFIRMATION OF CREDIT AGREEMENT AND OTHER DOCUMENTS

         The Credit Agreement and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect. The Credit Agreement as amended and supplemented by this Agreement is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect as herein amended and supplemented.


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6.       FURTHER ASSURANCES

         The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

7.       COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and by facsimile, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement.

BORROWER:                              LENDERS:

NEXEN INC.                             THE TORONTO-DOMINION BANK
                                       ROYAL BANK OF CANADA
                                       THE BANK OF NOVA SCOTIA
By: /s/ Charles Fischer                CANADIAN IMPERIAL BANK OF COMMERCE
    -----------------------------      BANK OF AMERICA, N.A.
     Name:    Charles Fischer
     Title:   President & CEO
                                       EACH OF THE FOREGOING LENDERS BY ITS DULY
By: /s/ Rick C. Beingessner            AUTHORIZED AGENT:
    -----------------------------
     Name:    Rick C. Beingessner
     Title:   Assistant Secretary
                                       THE TORONTO-DOMINION BANK, AS AGENT

                                       By:   /s/ Michael A. Freeman
                                             ----------------------------------
                                             Name:   Michael A. Freeman
                                             Title:  Vice President, Loan
                                                     Syndications - Agency
AGENT:

THE TORONTO-DOMINION BANK,
AS AGENT

By: /s/ Michael A. Freeman
    ------------------------------
     Name:   Michael A. Freeman
     Title:  Vice President, Loan
             Syndications - Agency